EXHIBIT 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Michel Cup, Chief Financial Officer of Mead Johnson Nutrition Company, certify that (i) Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 fairly presents, in all material respects, the financial condition and results of operations of Mead Johnson Nutrition Company.

Date:	April 28, 2016	By:	/s/ Michel Cup
Michel Cup
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)